Exhibit 10.4

AMENDED and RESTATED

TAX ALLOCATION AGREEMENT

This Agreement, executed as of the 1st day of January, 2001, by and among The Phoenix Companies, Inc. (“Parent”) and each of its undersigned subsidiaries:

WITNESSETH:

WHEREAS, the parties hereto are members of an affiliated group (“Affiliated Group”) as defined in Internal Revenue Code Section 1504(a);

WHEREAS, Phoenix Home Life Mutual Insurance Company, a mutual life insurance company, organized under the laws of the State of New York, will convert from a mutual life insurance company into a stock life insurance company pursuant to a Plan of Reorganization under Section 7312 of the New York Insurance Law, as amended and restated on January 26, 2001 (the “Plan”);

WHEREAS, the Affiliated Group of which Phoenix Home Life Mutual Insurance Company is the common parent immediately prior to the consummation of the Plan, will remain in existence after the consummation of the Plan, with The Phoenix Companies, Inc. as the common parent;

WHEREAS, federal consolidated income tax returns have been filed by Phoenix Home Life Mutual Insurance Company for taxable years ending December 31, 1992, and for all subsequent taxable periods for which the Affiliated Group had been required to file a consolidated tax return, and the election to file a life-nonlife, consolidated income tax returns pursuant to Section 1504(c) of the Code will remain in effect after consummation of the Plan; and

WHEREAS, it is The Phoenix Companies, Inc.’s express purpose to comply with the principles of the New York Insurance Department’s Circular Letter No. 33 the existing Tax Allocation Agreement by and among Phoenix Home Life Mutual Insurance Company and its affiliated companies dated November 10, 1994 (the “Federal Tax Allocation Agreement”) is hereby amended and restated effective upon the demutualization of Phoenix Home Life Mutual Insurance Company (the “Plan Effective Date”);

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

(1)

Definitions

For purposes of this Agreement, the following terms are defined:

(a)

Parent:  The Phoenix Companies, Inc.

Federal EIN:  06-1599088.

(b)

Affiliated Group:  The Affiliated Group of corporations as defined in Section 1504(a) of the Internal Revenue Code of 1986 (the “Code”), of which The Phoenix Companies, Inc. is the common parent.

(2)

Following consummation of the Plan of Reorganization, The Phoenix Companies, Inc., as the common parent of the Affiliated Group, shall file a federal consolidated income tax return for each subsequent taxable period as required under the Code.

(3)

Each subsidiary of The Phoenix Companies, Inc. shall execute and file such consent elections, and other documents that may be required or appropriate for the proper filing of such returns.  If during a consolidated return period the Parent or any subsidiary acquires or organizes another corporation that is required to be included in the consolidated return, then such corporation shall join in and be bound by this Agreement.

(4)

To help assure the enforceable right of those members which are insurance companies domiciled in the State of New York to recoup federal income taxes in the event of future net losses, Parent shall establish and maintain an escrow account consisting of assets eligible as an investment for such New York domestic insurers, which account shall be in an amount equal to the excess of the amount paid by such domestic insurers to the parent for federal income taxes over the actual payment made by the Parent to the Internal Revenue Service on behalf of such insurers.  Escrow assets may be released from the escrow account at such time as the permissible period for loss carrybacks has elapsed.

(5)

The tax liability or tax benefit for each member of the Affiliated Group shall not be more than it would have paid if such member had filed on a separate return basis.  Each member of the Affiliated Group shall be compensated for any foreign tax credits, investments credits, losses or any loss carryover (collectively herein referred to as “credits”) generated by it to the extent actually used in the consolidated return.  Such compensation, which shall equal the savings generated by such credits, shall be recorded on the domestic insurers’ books as “contributed surplus”.  Once any member of the Affiliated Group is compensated for its credits, it cannot sue such credits in the calculation of its tax liability under the separate return basis.  Any member’s credits which are not used in the consolidated return and for which such member has not been paid shall be retained by such member for possible future use.

(6)

It is the intent of this Agreement that where state and local income taxes apply, this Agreement also applies.  Where applicable, each party to this Agreement agrees to join as a member of any state unitary tax filing or state combined tax filing of the Affiliated Group.  Each party to this Agreement shall also file separate company state tax returns where appropriate.  The total state and local tax return liability or benefit for every member of the unitary, combined and separate company state tax filings shall be no more than that it would have been if the member had filed on a separate return basis in all state and local jurisdictions.  Every member of a unitary or combined state tax filing will be compensated currently for any credits generated by it to the extent actually utilized in the unitary or combined state tax returns.  Any credits which are not used in a unitary or combined state tax return, for which a member has not been compensated previously, shall be retained by such member for possible future use.

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(7)

For any period in which the Affiliated Group incurs an alternative minimum tax liability, each member shall provide for alternative minimum tax as if it were filing on a separate company basis.  Members hall be compensated for alternative minimum tax losses to the extent they are used in the consolidated, unitary or combined returns.

(8)

For the purposes of this Agreement, a separate return is defined as a return completed by a member of the Affiliated Group as if it were and had been filing as a separate individual taxpayer.  Intercompany transactions which are deferred under a consolidated tax return filing will be recognized.

(9)

All settlements under this Agreement shall be made within 30 days of the filing of the applicable estimated or actual consolidated federal corporate income tax return with the Internal Revenue Service or other taxing authority.  All settlements shall be in cash or securities eligible as investments for such New York domestic insurers, at fair market value.

(10)

If taxable income, special deductions or credits reported in a consolidated federal income tax return are revised by the Internal Revenue Service or other appropriate authority, a recalculation of the tax liability for all parties to the Agreement shall be made.

(11)

A company will be treated as having withdrawn from the Agreement when that company cases to be a member of the Affiliated Group.  The Agreement shall be terminated if the Affiliated Group ceases to exist, is terminated for any reason whatsoever, or fails to file a consolidated federal tax return for any taxable year.

(12)

Notwithstanding the withdrawal of any party to this Agreement, this Agreement shall remain in effect as to such party with respect to all periods prior to such withdrawal where such party’s income is required to be included in the Affiliated Group’s consolidated returns.

(13)

In any tax year in which this Agreement is terminated, it shall remain in full force and effect with respect to all periods prior to termination in which the income of the parties was required to be included in a consolidated return.

(14)

This Agreement shall be binding upon and inure to the benefit of any successor, whether by statutory merger, acquisition of assets or otherwise, to any of the parties hereto, to the same extent as if the successor had been an original party to the Agreement.

(15)

This Agreement shall not be assignable by any party without the prior written consent of the other parties.

(16)

Disputes arising in the implementation of the terms and conditions of this Agreement shall be settled by arbitration before a panel of three arbitrators pursuant to the rules of the American Arbitration Association.

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(17)

Notwithstanding its termination, all material including, but not limited to, returns, supporting schedules, workpapers, correspondence and other documents relating to the consolidated return shall be made available to any party to this Agreement during regular business hours.

(18)

This Agreement supersedes and replaces all prior tax allocation agreements signed by any member of the Affiliated Group for tax periods beginning after the demutualization, or if later, the date the member joined the Affiliated Group.

(19)

Notwithstanding anything in this Agreement to the contrary, the Federal Tax Allocation Agreement and the Connecticut Tax Allocation Agreement dated August 25, 1993, are each hereby terminated in all respects effective as of the Plan Effective Date, except that such agreements shall remain in full force and effect thereafter with respect to tax periods prior to such date.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

238 COLUMBUS BLVD., INC. By: /s/ Philip R. McLoughlin	PHOENIX LIFE AND ANNUITY COMPANY By: /s/ David W. Searfoss

AMERICAN PHOENIX LIFE AND REASSURANCE COMPANY By: /s/ David R. Pellerin	PHOENIX LIFE AND REASSURANCE COMPANY OF NEW YORK By: /s/ David R. Pellerin

BOA PROPERTIES, INC. By: /s/ Christopher M. Wilkos	PHOENIX NATIONAL INSURANCE COMPANY By: /s/ Gina Colopy O’Connell

DPCM HOLDINGS, INC. By: /s/ William R. Moyer	PHOENIX NEW ENGLAND TRUST HOLDING COMPANY By: /s/ David Weston

DUFF & PHELPS INVESTMENT MANAGEMENT CO. By: /s/ William R. Moyer	PHOENIX REALTY EQUITY INVESTMENTS, INC. By: /s/ Christopher M. Wilkos

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EUCLID ADVISERS, LLC By: /s/ William R. Moyer	PHOENIX REALTY GROUP, INC. By: /s/ Christopher M. Wilkos

HLI MANAGEMENT CORPORATION By: /s/ Gerald Hayes	PHOENIX REALTY INVESTORS, INC. By: /s/ Christopher M. Wilkos

~~INVERNESS MANAGEMENT LLC. By:~~ 	PHOENIX REALTY SECURITIES, INC. By: /s/ Christopher M. Wilkos

MAIN STREET MANAGEMENT COMPANY By: /s/ Deborah H. Holden	PHOENIX STRATEGIC CAPITAL CORPORATION By: /s/ John J. Solan, Jr.

PASADENA CAPITAL CORPORATION By: /s/ Malcolm Axon	PHOENIX VARIABLE ADVISORS, INC. By: /s/ Simon Y. Tan

PHL ASSOCIATES INSURANCE AGENCY OF AL, INC. By: /s/ Joseph E. Kelleher	PHOENIX/ZWEIG ADVISERS, LLC By: /s/ William R. Moyer

PHL ASSOCIATES INSURANCE AGENCY OF MA, INC. By: /s/ Joseph E. Kelleher	PM HOLDINGS, INC. By: /s/ Dona D. Young

PHL ASSOCIATES INSURANCE AGENCY OF NM, INC. By: /s/ Joseph E. Kelleher	PRACTICARE, INC. By: /s/ Naomi Baline Kleinman

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PHL ASSOCIATES OF OH, INC. By: /s/ Joseph E. Kelleher	PXP INSTITUTIONAL MARKETS GROUP By: /s/ William R. Moyer

PHL ASSOCIATES OF TEXAS, INC. By: /s/ Gina Colopy O’Connell	QUALITY TRUST By: /s/ Dorothy K. Dropick

PHL ASSOCIATES, INC. By: /s/ Joseph E. Kelleher	PXP SECURITIES CORPORATION By: /s/ William R. Moyer

PHL VARIABLE INSURANCE COMPANY By: /s/ Simon Y. Tan	ROGER ENGEMANN & ASSOCIATES By: /s/ Malcolm Axon

PHOENIX CAPITAL ADVISOR, INC. By: /s/ Michael E. Haylon	ROGER ENGEMANN MANAGEMENT COMPANY, INC. By: /s/ Malcolm Axon

PHOENIX CHARTER OAK TRUST COMPANY By: /s/ David Weston	RUTHERFORD FINANCIAL CORPORATION By: /s/ Nancy Engberg

PHOENIX DISTRIBUTION HOLDING COMPANY By: /s/ Dona D. Young	THE PHOENIX COMPANIES, INC. By: /s/ David W. Searfoss

PHOENIX EQUITY PLANNING CORPORATION By: /s/ William R. Moyer	WS GRIFFITH ADVISORS, INC. By: /s/ Richard Keidan

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PHOENIX FOUNDERS, INC. By: /s/ Christopher M. Wilkos	W.S. GRIFFITH INSURANCE AGENCY OF AL, INC. By: /s/ Richard Keidan

PHOENIX GLOBAL SOLUTIONS, INC. By: /s/ Richard R. Paton	W.S. GRIFFITH INSURANCE AGENCY OF MA, INC. By: /s/ Richard Keidan

PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY By: /s/ Dona D. Young	W.S. GRIFFITH INSURANCE AGENCY OF NM, INC. By: /s/ Richard Keidan

PHOENIX INTERNATIONAL CAPITAL CORPORATION By: /s/ Signature Illegible	W.S. GRIFFITH INSURANCE AGENCY OF OH, INC. By: /s/ Richard Keidan

PHOENIX INVESTMENT COUNSEL, INC. By: /s/ William R. Moyer	W.S. GRIFFITH INSURANCE AGENCY OF TX, INC. By: /s/ Gina Colopy O’Connell

PHOENIX INVESTMENT MANAGEMENT COMPANY By: /s/ Dona D. Young	W.S. GRIFFITH & CO., INC. By: /s/ Richard Keidan

PHOENIX INVESTMENT PARTNERS, LTD. By: /s/ William R. Moyer

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